Exhibit 99.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of February 7, 2011, by and among eDiets.com, Inc., a Delaware corporation (the “Company”), the holders of shares of the Company’s common stock listed on Exhibit A attached hereto and incorporated herein by reference (each an “Investor” and collectively the “Investors”), and Prides Capital Partners, LLC (“Prides”). The Investors and Prides are sometimes referred to herein individually as a “Holder” and collectively as the “Holders.”

R E C I T A L S

A. On the date of this Agreement, the Company has sold and issued to certain of the Investors and has agreed to sell and issue to certain of the Investors shares (the “Investor Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and warrants (the “Warrants”) to purchase shares of Common Stock (such shares, as the same may be adjusted as provided in the Warrants, the “Warrant Shares”), in each case, in a private placement (the “Offering”), in the respective amounts and for the respective cash consideration set forth on Exhibit A next to each such Investor’s name, in each case, under the terms and subject to the conditions of those certain Securities Subscription and Purchase Agreements of even date herewith (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), between the Company and each Investor.

B. Certain of the Investors and Prides Capital Partners, LLC holds certain unregistered shares of Common Stock (the “Other Shares”).

C. The execution and delivery of this Agreement by the Company and the Investors are a condition to the completion of the transactions described above.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Registration Procedures and Expenses. The Company shall:

a. subject to receipt of reasonably necessary information from each Holder, prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as practicable, but in any event within five days, after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Filing Date”), a registration statement (the “Registration Statement”) on Form S-3 (except if the Company is not then eligible to register on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) to enable the resale by the Holders from time to time of (w) the Investor Shares, (x) the Warrant Shares issued or issuable, the (y) Other Shares and (z) the shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Investor Shares, the Warrant Shares or the Other Shares (collectively, the

“Registrable Securities”); and, if possible at the time of such registration, cause such Registrable Securities to be registered for listing on the Nasdaq Capital Market;

b. use its best efforts, subject to receipt of necessary information from each Holder, to cause the Registration Statement to become effective as soon as practicable, but in no event later than 30 days after the Filing Date (the “Required Effective Date”); provided, however, if the SEC requires the Company to amend or supplement its preliminary Registration Statement, the Required Effective Date shall be no later than 90 days after the Filing Date;

c. use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus (the “Prospectus”) included as part of the Registration Statement as may be necessary to keep the Registration Statement current and effective for a period (the “Effectiveness Period”) ending on the earlier of (i) the date on which all Holders may sell all Registrable Securities held by the Holders pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule (“Rule 144”) or (ii) such time as all Registrable Securities held by the Holders have been sold pursuant to a registration statement or Rule 144, and to notify each Holder promptly upon such Registration Statement and each post-effective amendment thereto, being declared effective by the SEC; provided, however, if (x) after such Registration Statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency, court or other person for any reason not attributable to the Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure by the Holders, then the Company shall use its best efforts to cause such condition or conditions to be remedied and register the Registrable Securities in accordance herewith as soon as possible.

d. furnish to any Holder such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder;

e. file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

f. bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through (e) of this Section 1 and the registration of the Registrable Securities pursuant to the Registration Statement, whether or not such registration becomes effective;

g. advise each Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and the Company shall promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

h. with a view to making available to each Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit each Holder to sell Registrable Securities to the public without registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all Registrable Securities may be resold pursuant to Rule 144 or any other rule of similar effect of (B) such date as all Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended (“Exchange Act”); and (iii) furnish to each Holder, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

The Company understands that each Holder disclaims being an underwriter, but acknowledges that a determination by the SEC that such Holder is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

2.	Transfer of Registrable Securities After Registration; Suspension.

a. Each Holder agrees that it shall not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act, other than in transactions exempt from the registration requirements of the Securities Act or as contemplated in the Registration Statement and as described below, and that each Holder shall promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Holder or such Holder’s plan of distribution.

b. Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to Section 2(b)(i); and (iii) upon request, inform each Holder who so requests that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify such Holder to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify such Holder pursuant to Section 2(b)(i) hereof when the amendment has become effective).

c. Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Holder (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until such Holder is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to such Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c). Each Holder covenants that from the date hereof it will maintain in confidence the receipt and content of any Suspension Notice provided in accordance with this paragraph (c).

d. Notwithstanding the foregoing paragraphs of this Section 2, the Company shall use its commercially reasonable efforts to ensure that (i) any Suspension shall not exceed thirty (30) days individually and Suspensions shall not exceed ninety (90) days in the aggregate, during any twelve month period and (iii) each Suspension shall be separated by a period of at least thirty (30) days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”).

e. If a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to any other parties requiring such Prospectuses.

f. In the event of a sale of Registrable Securities by a Holder, unless such requirement is waived by the Company in writing, the Holder must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit B (“Certificate of Subsequent Sale”), so that the Registrable Securities may be properly transferred.

g. The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the sale of the Registrable Securities, certificates representing such Registrable Securities without restrictive legend, provided the Registrable Securities are to be sold pursuant to the Prospectus contained in the Registration Statement and the transfer agent receives a Certificate of Subsequent Sale. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Holder, that no further opinion of counsel is required at the time of transfer in order to issue such Registrable Securities without restrictive legend.

The Company shall cause its transfer agent to issue a certificate without any restrictive legend to a purchaser of any Registrable Securities from any Holder, if (a) the sale of such Registrable Securities is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act) and such Holder has delivered a Certificate of Subsequent Sale to the Transfer Agent; (b) such Holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Registrable

Securities may be made without registration under the Securities Act; or (c) such Registrable Securities are sold in compliance with Rule 144. In addition, the Company shall, at the request of any Holder, remove the restrictive legend from any Registrable Securities held by such Holder following the expiration of the holding period required by Rule 144.

3.	Indemnification. For the purpose of this Section 3:

a. the term “Selling Shareholder” shall mean a Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

b. the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 1; and

c. the term “untrue statement” shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, not misleading.

d.

(1) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in any Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements in Section 2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Selling Shareholder prior to the pertinent sale or sales by such Selling Shareholder.

(2) Each Holder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in preparation of the Registration Statement, and such Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement.

(3) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(4) If the indemnification provided for in this Section 3 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs 3(d)(1) or 3(d)(2) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the respective Holder, on the other hand, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company, on the one hand, or the respective Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if such Holder was treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 3(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 3(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3(d), such Holder shall not be required to contribute any amount in excess of the amount by which the gross amount received by such Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

4. Termination of Conditions and Obligations. The conditions precedent imposed by this Agreement upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

5. Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available) to such Holder:

a. as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by an independent registered public accounting firm), and (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

b. upon the reasonable request of such Holder, all exhibits excluded by the parenthetical to subsection (a)(ii) of this Section 5 as filed with the SEC and all other information that is made available to shareholders; and

c. upon the reasonable request of a Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of a Holder, will meet with such Holder or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with such Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, however, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with such Holder until and unless such Holder shall have entered into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, with the Company with respect thereto.

6. Limits on Additional Issuances. Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock under the Company’s employee stock purchase plan or upon exercise of outstanding options and warrants and the Offering, the Company will not, for a period of six (6) months following the closing of the Offering, offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. The foregoing shall not apply to securities issued in connection with any acquisition, including by way of merger, or purchase of stock or all or substantially all of the assets of any third party. Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock under the Company’s employee stock purchase plan or upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any such offering during the six (6) months prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, and shall be deemed given: (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after timely delivery to such carrier, (iii) if delivered by FedEx (or comparable service), two (2) business days after timely delivery to such carrier, or (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

a.	if to the Company, to:

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale FL 33334

Attention: Chief Executive Officer

Telephone: (954) 938-0031

b.	if to a Holder, to such Holder’s address on Exhibit A.

8. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holders. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, and any purported assignment without such consent shall be null and void.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Entire Agreement; Severability. This Agreement, together with the Purchase Agreements and the Warrants, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights, benefits or remedies. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to its choice of law provisions to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

13. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 13, and each party agrees that service of process by registered or certified mail, return receipt requested, at its address specified in Section 7 is reasonably calculated to give actual notice.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by fax or electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature were an original.

15. Effectiveness. Notwithstanding anything in this Agreement to the contrary, (i) BBS Capital Fund, L.P. shall have no rights under this Agreement, and none of the Company and the other parties to this Agreement shall have any obligations to BBS Capital Fund, L.P. under this Agreement, unless and until the closing of the transactions contemplated by the Purchase Agreement to which BBS Capital Fund, L.P. is a party shall have occurred; and (ii) Haus Capital Fund, L.P. shall have no rights under this Agreement, and none of the Company and the other parties to this Agreement shall have any obligations to Haus Capital Fund, L.P. under this Agreement, unless and until the closing of the transactions contemplated by the Purchase Agreement to which Haus Capital Fund, L.P. is a party shall have occurred.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed (in the case of the Company, by its authorized officer) as of the day and year first above written.

EDIETS.COM, INC.

By:	/s/ Thomas J. Hoyer
Name: Thomas J. Hoyer
Title: CFO

KEVIN A. RICHARDSON II

/s/ Kevin A. Richardson, II

LEE S. ISGUR

/s/ Lee S. Isgur

BBS CAPITAL FUND, L.P.

By:	/s/ Berke Bakay
Name: Berke Bakay
Title: Managing Director

HAUS CAPITAL FUND, L.P.

By:	/s/ William P. Haus
Name: William P. Haus
Title: Principal & General Partner

PRIDES CAPITAL PARTNERS, LLC

By:	/s/ Kevin A. Richardson, II
Name: Kevin A. Richardson, II
Title: Managing Member

Exhibit A

INVESTORS

NAME OF INVESTOR	ADDRESS	INVESTOR SHARES PURCHASED	WARRANT SHARES	AGGREGATE CONSIDERATION

Kevin A. Richardson II	c/o Prides Capital Partners, LLC 200 State Street, 13th Floor Boston, MA 02109 Facsimile: (617) 778-9299	1,939,394	969,697	$800,000

Lee S. Isgur	One Cedar Lane Woodside, CA 94062 Facsimile: (650) 529-9205	242,424	121,212	$100,000

BBS Capital Fund, L.P.	4975 Preston Park Blvd. Suite 775 W Plano, TX 75093 Facsimile: (972) 985-2101	1,240,000	620,000	$511,500

Haus Capital Fund, L.P.	Preston Park Financial Center 4975 Preston Park Blvd., Suite 780 W Plano, TX 75093 Facsimile: (972) 985-7084	390,000	195,000	$160,875

HOLDER

Prides Capital Partners, LLC

200 State Street, 13th Floor

Boston, MA 02109

Facsimile: (617) 778-9299

Exhibit B

eDiets.com, Inc.

CERTIFICATE OF SUBSEQUENT SALE

[Transfer Agent]

Dear Sir/Madam:

RE: Sale of Shares of Common Stock of eDiets.com, Inc. (the “Company”) pursuant to the Company’s Prospectus dated                      (the “Prospectus”)

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Dated:	Very truly yours,

By:

Print Name:

Title: